                                                   Exhibit 23(b)
                                                   CECo Holding Company
                                                   Form S-4
                                                   File No. 33-


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-4 Registration Statement of our reports dated January 28, 1993, included or incorporated by reference in Commonwealth Edison Company's Annual Report on Form 10-K for the year ended December 31, 1992 and our reports dated May 13, 1993, August 11, 1993 and November 10, 1993, included in Commonwealth Edison Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1993, June 30, 1993 and September 30, 1993. We also hereby consent to all references to our Firm included in this Form S-4 Registration Statement.



                                                    ARTHUR ANDERSEN & CO.


Chicago, Illinois
January 31, 1994